UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
Securities Exchange Act of 1934

August 1, 2008
Date of Report
(Date of earliest event reported)

NOVELL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-13351 (Commission File Number)	87-0393339 (IRS Employer Identification Number)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices and zip code)

(781) 464-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2008, Novell, Inc. (“Novell”) announced that Thomas M. Francese, Executive Vice President, Worldwide Sales, would leave Novell, effective July 31, 2008, and that Novell expected to enter into a Separation of Employment and General Release Agreement (the “Separation Agreement”) with Mr. Francese. The Separation Agreement will supersede the existing Severance Agreement between Mr. Francese and Novell dated October 3, 2005, which is currently on file as an exhibit to Novell's Form 10-K for the fiscal year ended October 31, 2005. On August 1, 2008, Novell and Mr. Francese entered into the Separation Agreement. Mr. Francese has the right to revoke the Separation Agreement within seven (7) days of August 1, 2008, and the Separation Agreement will not become effective until the expiration of such seven (7) day period (the “Effective Date”).

Provided that Mr. Francese does not revoke the Separation Agreement prior to the Effective Date, Mr. Francese will receive, pursuant to the terms of the Separation Agreement, (i) a lump-sum cash payment of One Million, Nine Hundred and One Thousand, Two Hundred and Ninety-Eight Dollars ($1,901,298.00), less applicable tax withholdings, on the first Novell payroll date to occur after January 31, 2009, (ii) twelve (12) months of continued medical and dental coverage, paid for and provided on an after-tax basis, and (iii) immediate vesting of 68,310 stock options, 16,667 shares of restricted stock, and 10,271 restricted stock units that were originally scheduled to vest (or, in the case of restricted shares, would no longer be subject to Novell's repurchase right) solely by virtue of the passage of time within one (1) year after July 31, 2008.

Under the Separation Agreement, Mr. Francese released Novell and its affiliates from all potential claims arising out of Mr. Francese's employment relationship with Novell and the termination of that employment relationship, and agreed to non-competition, non-disclosure, and non-solicitation covenants for a period of eighteen (18) months commencing on August 1, 2008.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the actual Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
10.1	Separation of Employment and General Release Agreement, dated August 1, 2008, between Novell, Inc. and Thomas M. Francese.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc. (Registrant)
Date: August 6, 2008	By /s/ Dana C. Russell (Signature) Senior Vice President and Chief Financial Officer (Title)

EXHIBIT INDEX

The following exhibit is filed as part of this current report on Form 8-K.

Exhibit Number	Description
Exhibit 10.1	Separation of Employment and General Release Agreement, dated August 1, 2008, between Novell, Inc. and Thomas M. Francese.